Exhibit 11

                        United States Cellular Corporation
                     Computation of Earnings Per Common Share
                     (in thousands, except per share amounts)


   Three Months Ended September 30,                          1994        1993
   ---------------------------------------------------------------------------

   Primary Earnings
     Net Income (Loss) Available to Common                 $10,796    $  (843)
                                                           =======    =======
   Primary Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            78,170     56,296

     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                    67          -
       Convertible Preferred Shares                          1,093          -
       Common Shares Issuable                                  964          -
                                                           -------    -------
     Primary Shares                                         80,294     56,296
                                                           =======    =======
   Primary Earnings per Common Share
     Net Income (Loss)                                     $   .13    $  (.01)
                                                           =======    =======

   Fully Diluted Earnings*
     Net Income (Loss) Available to Common                 $10,796    $  (843)
                                                           =======    =======
   Fully Diluted Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            78,170     56,296

     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                    73          -
       Convertible Preferred Shares                          1,093          -
       Common Shares Issuable                                  964          -
                                                           -------    -------
     Fully Diluted Shares                                   80,300     56,296
                                                           =======    =======

   Fully Diluted Earnings per Common Share
     Net Income (Loss)                                     $   .13    $  (.01)
                                                           =======    =======
   ===========

   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                    Exhibit 11
                        United States Cellular Corporation
                     Computation of Earnings Per Common Share
                     (in thousands, except per share amounts)


   Nine Months Ended September 30,                           1994        1993
   ---------------------------------------------------------------------------

   Primary Earnings
     Net Income (Loss) Available to Common                 $15,151    $(14,246)
                                                           =======    ========
   Primary Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            76,909     55,041

     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                    66          -
       Convertible Preferred Shares                          1,102          -
       Common Shares Issuable                                1,416          -
                                                           -------    -------
     Primary Shares                                         79,493     55,041
                                                           =======    =======
   Primary Earnings per Common Share
     Net Income (Loss)                                     $   .19    $  (.26)
                                                           =======    =======

   Fully Diluted Earnings*
     Net Income (Loss) Available to Common                 $15,151    $(14,246)
                                                           =======    ========
   Fully Diluted Shares
     Weighted average number of Common and Series A
       Common Shares Outstanding                            76,909     55,041

     Additional shares assuming issuance of:
       Options and Stock Appreciation Rights                    74          -
       Convertible Preferred Shares                          1,102          -
       Common Shares Issuable                                1,416          -
                                                           -------    -------
     Fully Diluted Shares                                   79,501     55,041
                                                           =======    =======

   Fully Diluted Earnings per Common Share
     Net Income (Loss)                                     $   .19    $  (.26)
                                                           =======    =======

   ===========
   * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.